Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
JULY 10, 2012

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2012 SECOND QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATE
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, JULY 10, 2012 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2012 second quarter operational update and financial results to be released after the close of trading on the New York Stock Exchange on Monday, August 6, 2012.

The company has also scheduled a conference call to discuss the release for Tuesday, August 7, 2012 at 9:00 am EDT.  The telephone number to access the conference call is 913-312-1296 or toll-free 800-239-9838.  The passcode for the call is 4584085.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EDT on Tuesday, August 7, 2012 and will run through midnight Monday, August 20, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4584085.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website.  The webcast of the conference will be available on the company’s website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Marcellus, Haynesville, Bossier, and Barnett natural gas shale plays and in the Eagle Ford, Utica, Mississippi Lime, Granite Wash, Cleveland, Tonkawa, Niobrara, Bone Spring, Avalon, Wolfcamp and Wolfberry unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial marketing, midstream and oilfield services businesses directly and indirectly through its subsidiaries Chesapeake Energy Marketing, Inc., Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

CHESAPEAKE CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154